Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SONOMA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2025 Annual Stockholders’ Meeting and Proxy Statement	Wednesday, August 27, 2025 at 2 p.m. MDT

5445 Conestoga Court, Suite 150

Boulder, Colorado 80301

(800) 759-9305

Dear Fellow Stockholder:

The Board of Directors takes its role as representative of the Company seriously and believes that accountability and stockholder communication are vital to the ongoing growth of the Company. Pursuant to this, you are cordially invited to attend the 2025 Annual Meeting of Stockholders of Sonoma Pharmaceuticals, Inc. The meeting will be held at 2:00 p.m. MDT, on Wednesday, August 27, 2025, in the Company’s office at 5445 Conestoga Court, Unit 150, Boulder, CO, 80301. The formal notice of the 2025 Annual Meeting and proxy statement have been made a part of this invitation.

At this year’s meeting, we will vote on the election of Dr. Jay Birnbaum as a Class II director and the ratification of the selection of Frazier & Deeter, LLC as our independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of our named executive officers.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. You may vote over the Internet or by telephone or, if you requested printed copies of the proxy materials, by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the meeting.

The proxy statement and the Annual Report are available at www.envisionreports.com/SNOA and our website at www.ir.sonomapharma.com/annual-reports, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@sonomapharma.com.

We are excited about the future of Sonoma as we continue to grow our business and pursue opportunities which we believe will create value for Sonoma and our stockholders. We thank you for your continued support, and we look forward to hearing from you at our Annual Stockholders’ Meeting.

Sincerely,

Jay Birnbaum	Jerry McLaughlin

Amy Trombly	Philippe Weigerstorfer

Notice of 2025 Annual Meeting of Stockholders

Wednesday, August 27, 2025, 2:00 p.m., Mountain Time

5445 Conestoga Court, Unit 150, Boulder CO 80301

We are pleased to invite you to join our Board of Directors, management and other stockholders for our 2024 Annual Meeting of Stockholders of Sonoma Pharmaceuticals, Inc. The meeting will be held in our offices located at 5445 Conestoga Court, Unit 150, Boulder, CO 80301, at 2:00 p.m. MDT on Wednesday, August 27, 2025. The purposes of the meeting are:

•	To elect one Class II director, Dr. Jay Birnbaum, nominated by our Board of Directors, to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	To consider and vote on whether to approve, on an advisory basis, the compensation of our Named Executive Officers for the fiscal year ended March 31, 2025;
•	To ratify the appointment of Frazier & Deeter, LLC as our independent auditors for the fiscal year ending March 31, 2026; and
•	To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any of the foregoing proposals.

Our Board of Directors recommends you vote “FOR” the election of each director nominee and “FOR” each of the additional proposals.

Only stockholders of record at the close of business on July 8, 2025 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices, 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the notice card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy will be revoked and only your vote in person at the Annual Meeting will be counted.

The Proxy Statement and our Annual Report for the fiscal year ended March 31, 2025, are available at www.envisionreports.com/SNOA or http://ir.sonomapharma.com/annual-reports. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@sonomapharma.com.

By Order of the Board of Directors,

Bruce Thornton
Executive Vice President, Chief Operating Officer and Corporate Secretary
Boulder, Colorado

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about July 18, 2025. All proxy materials will also be made available via www.envisionreports.com/SNOA. It is important that you carefully review the proxy materials and follow the instructions below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the Annual Meeting in person please vote as soon as possible by using one of the following advance voting methods.

Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET* 24 hours a day / 7 days a week	1. 2. 3.

Read this Proxy Statement.

Go to the applicable website listed on your proxy card or voting instructions form. Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.

VOTE BY TELEPHONE* 24 hours a day / 7 days a week	1. 2. 3.	Read this Proxy Statement. Call the number listed on your proxy card or voting instructions form. Have this Proxy Statement, proxy card, or voting instruction form in hand and follow the instructions.
VOTE BY MAIL	1. 2.	Read this Proxy Statement. Fill out, sign and date each proxy card or voting instruction form you receive and return it in the prepaid envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Sonoma will include instructions on how to vote via internet or telephone directly on your proxy voting card.

We encourage you to register to receive all future shareholder communications electronically, instead of print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their brokerage firm, bank, or custodian. Beneficial owners should contact their bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting.

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Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2024 Annual Meeting:

Proposal	Recommendation
PROPOSAL 1 - Election of Directors	FOR
Election of one Class II director nominee, Dr. Jay Birnbaum. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole.

PROPOSAL 2 - Advisory Vote to Approve Executive Compensation	FOR
The Say-on-Pay Proposal, to approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers for the year ended March 31, 2025, as described below in the section entitled “Compensation Overview.” The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Compensation Committee takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions.

PROPOSAL 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR
The Audit Committee has appointed Frazier & Deeter, LLC as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2026. The Audit Committee and the Board believe that the retention of Frazier & Deeter, LLC is in the best interests of the Company and its stockholders.

PROPOSAL 4 – Adjournment to Solicit Additional Proxies	FOR
Approval of the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting.

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Questions and Answers

1.	What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the Annual Meeting. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers, and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2.	Who is entitled to vote at the Annual Meeting of Stockholders?

Only stockholders who were Sonoma Pharmaceuticals, Inc. stockholders of record at the close of business on July 8, 2025, or the Record Date, may vote at the 2025 Annual Meeting. As of the close of business on the Record Date, there were 1,642,765 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.	What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with Sonoma’s transfer agent, Computershare, Inc., you are considered, with respect to those shares, a stockholder of record. As a shareholder of record, you will receive a notice regarding the availability of the Proxy Statement, Annual Report, and proxy card directly from us.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of your shares. As a beneficial owner, you will receive a notice regarding the availability of the Proxy Statement, Annual Report, and voting instruction form forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the mailing. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

4.	What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

5.	Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

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6.	How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast. If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect one Class II director nominee, Dr. Jay Birnbaum;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on a non-binding advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2025;

•	“FOR” Proposal No. 3, to ratify the appointment of Frazier & Deeter, LLC as our independent auditors for the fiscal year ending March 31, 2026; and

•	“FOR” Proposal No. 4, to authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any of the foregoing proposals.

7.	Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, CO 80301, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

8.	What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a bank, broker, or nominee holding shares of common stock for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares the proposals in this Proxy Statement except for Proposals 3 and 4. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors or the advisory vote related to executive compensation. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

9.	What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 1,642,765 shares of our common stock outstanding. Votes “for” and “against,” “abstentions,” and broker “non-votes” will all be counted as present to determine whether a quorum has been established.

10.	Is cumulative voting permitted for the election of directors?

No, each stockholder may vote only the number of shares he or she owns for a single director candidate.

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11.	What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of a nominee. Thus, assuming a quorum is present at the Annual Meeting, the nominee who receives the most affirmative votes will be elected as a Class II director. Abstentions and broker “non-votes” will not have any effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the votes present at the Annual Meeting and entitled to vote, in person or by proxy, is required to ratify our selection of Frazier & Deeter, LLC as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Abstentions will have the practical effect of a vote to not ratify our selection. Because we believe that Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. If you are a beneficial owner holding shares through a broker, bank, or other nominee and you do not instruct your broker or bank, your broker or bank may cast a vote on your behalf for this proposal.

Proposal No. 4—Adjournment to Solicit Additional Proxies: The affirmative vote of a majority of the votes present at the Annual Meeting and entitled to vote, in person or by proxy, is required to adjourn the Annual Meeting, if necessary, until a quorum is present or represented.

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Governance

Proposal No. 1 – Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Dr. Jay Birnbaum for election at the 2025 Annual Meeting. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of four directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Philippe Weigerstorfer	Class I Director	2018	2027
	Amy Trombly	Class I Director	2022	2027
Class II
	Jay Birnbaum	Class II Director	2007	2025
Class III
	Jerry McLaughlin	Class III Director	2013	2026

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the Annual Meeting is required to elect a nominee for director.

What am I voting on and what is the required vote?

Stockholders are being asked to elect one Class II director for a three-year term. The nominee is currently a director of Sonoma. Biographical and related information about all directors, including Dr. Birnbaum, who is the nominee for this year’s election, is set forth below. Although the Board expects that the nominee will be available to serve as a director, if they should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees and the proxies will be voted on such substitute nominee. The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of a nominee.

Your Board of Directors recommends a vote FOR the election of the director nominee, Jay Birnbaum.

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Director Biographies and Qualifications

Below are the biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Sonoma.

Jay Birnbaum Current Position: Director Since: Age: Committee Membership:	Independent Director April 2007 80 Audit, Compensation, Nominating and Corporate Governance

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he was also responsible for the strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum was a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals (which was acquired by Allergan), a member of the board of directors of Excaliard Pharmaceuticals (which was acquired by Pfizer), a co-founder and Executive Vice President of Lipido Pharmaceuticals, Inc., and has served on the scientific advisory board of several companies. Dr. Birnbaum is a co-founder and member of the Board of Directors of Hallux, Inc.

Education:

●	B.S. in Biology from Trinity College in Connecticut
●	Ph.D. in Pharmacology from the University of Wisconsin

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Dr. Birnbaum has served on our Board for 17 years, and has gained a deep understanding of the workings and direction of the Company. He has successfully guided the Company through leadership and strategy transitions evidencing his commitment to the Company and his willingness to adapt to ensure its continued success.

Pharmaceutical Background

Dr. Birnbaum has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum also was the co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals (which was acquired by Allergan), and a member of the board of directors of Excaliard Pharmaceuticals (which was acquired by Pfizer). Currently, co-founder and member of the Board of Directors of Hallux, Inc..

Leadership

Dr. Birnbaum has extensive leadership experience in the pharmaceutical industry. He has co-founded multiple biopharmaceutical companies, served on the board of directors for companies in the industry, as well as serving on several scientific advisory boards in the life sciences field.

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Jerry McLaughlin Current Position: Director Since: Age: Committee Membership:	Lead Independent Director March 2013 77 Audit (Chair), Compensation (Chair)

Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded, and until April 2016, served as Chairman of the Board and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007.

Education:

●	B.S. in Pharmacy from State University of New York at Buffalo

Special Knowledge, Skills, and Abilities:

Sales and Marketing Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry.

Healthcare Industry

Mr. McLaughlin has a depth of experience operating and serving as senior management in the scientific, software, and medical device industry, including having positions of increasing authority at DataStream Medical Imaging Systems; DataFlow Information Systems and CompuMed, Inc.

Leadership

Mr. McLaughlin has extensive leadership experience both as a director and executive at multiple companies. His range of experiences offers versatility and skill in many areas of leadership. Mr. McLaughlin has served as our Lead Independent Director since 2014.

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Philippe Weigerstorfer Current Position: Director Since: Age: Committee Memberships:	Independent Director September 2018 65 Audit, Nominating and Corporate Governance (Chair)

Mr. Weigerstorfer has served on our Board of Directors since September 2018. He is the owner and managing director of Weigerstorfer New Venture LLC (GmbH) Switzerland. From 2011 until the end of 2017, Mr. Weigerstorfer was the managing director of Vifor Pharma Asia Pacific Pte Ltd, a company of the Vifor Pharma Group, which specializes in treatment and prevention of iron deficiencies and also contains an infectious diseases/OTX product portfolio. As managing director, Mr. Weigerstorfer was responsible for managing the activities of Vifor Asia Pacific in Singapore and overseeing the Asia Pacific region. He worked at Vifor Pharma since 2008. From 2000 to 2016, he worked at Galencia Ltd. where he rose to the position of Special Advisor to the executive Chairman of Galencia, helping insure corporate growth through acquisition of pharmaceutical companies, licenses, and projects. From 1996 to 1999 he worked at Novartis Pharma Ltd. where he headed the corporate marketing for the “dermatology and others” area and helped Novartis to become one of the leading dermatology company in the world. Previous to that, Mr. Weigerstorfer worked with Sandoz Pharma AG in many different roles including as head of the dermatology and cardiovascular business unit. He also taught at business school.

Education:

●	Degree in Business Administration and Economics from University Basel
●	Minor in Law from University Basel

Special Knowledge, Skills, and Abilities:

Pharmaceutical Background

Mr. Weigerstorfer has worked in the pharmaceutical industry for most of his career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

International Business

Mr. Weigerstorfer has extensive experience in global markets, having spent much of his career working in Switzerland, Canada, and Singapore. He has worked for foreign-based companies, including one of the leading dermatology companies in the world.

Sales and Marketing

Mr. Weigerstorfer possesses significant sales and marketing experience, having worked with several companies in the pharmaceutical industry and overseeing much of their sales and business strategy.

Amy Trombly, age 57, was appointed to our Board of Directors on July 22, 2022. She has been our Chief Executive Officer since September 27, 2019. For information regarding her experience, attributes, skills and/or qualifications, please refer to “Executive Officers’ Biographies and Qualifications” below.

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Board Meetings

Our Board of Directors held 5 meetings in fiscal year 2025 and, in addition, took action from time to time by unanimous written consent. In fiscal year 2024, no incumbent director attended fewer than 75% of the total number of Board meetings (held during the period for which such director served) and all directors attended all of the meetings. The independent directors met regularly in executive sessions without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Ms. Trombly attended the 2024 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the Nasdaq Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.sonomapharma.com/governance-docs. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below.

Name of Committee Member	Audit	Compensation	Nominating and Corporate Governance
Jerry McLaughlin	C	C
Philippe Weigerstorfer	M		C
Jay Birnbaum	M	M	M

C = Committee Chair

M = Member

Audit Committee

Jerry McLaughlin Committee Chair	Other Committee Members: Jay Birnbaum, and Philippe Weigerstorfer Meetings Held in Fiscal Year 2025: 4

Each of the members on the Audit Committee meets the independence standards for independent directors under the Nasdaq Listing Rules. Mr. McLaughlin meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee has a written charter.

Primary Function:

To assist the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

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Compensation Committee

Jerry McLaughlin Committee Chair	Other Committee Members: Jay Birnbaum Meetings Held in Fiscal Year 2025: 2

Primary Function:

To assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies, and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

Nominating and Corporate Governance Committee

Philippe Weigerstorfer Committee Chair	Other Committee Members: Jay Birnbaum Meetings Held in Fiscal Year 2025: 1

Primary Function:

To identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

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Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—We determine independence using the definitions set forth in the Nasdaq Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company, and whether the director or a family member of the director is associated with the Company’s independent auditor.

The Board has determined that the following directors are independent:

•	Jay Birnbaum;
•	Jerry McLaughlin; and
•	Philippe Weigerstorfer.

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee.

Since April 1, 2023, there has not been any transaction, nor is there any proposed transaction, in which the Company was a participant, and in which a “related party” of the Company had or is expected to have a direct or indirect material interest, in which the amount involved exceeded $120,000.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

On October 26, 2017, our Board adopted corporate governance standards to provide a structure within which directors and management effectively pursue the Company’s objectives for the benefit of the Company’s stockholders. These standards set out the principal functions of the Board, its structure and composition, operations, interaction with third parties and committees as well as management’s responsibilities. A copy of the corporate governance guidelines is available on our website at http://ir.sonomapharma.com/governance-docs.

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Board Leadership Structure

Since February 1, 2013, we have had separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Ms. Trombly was appointed as our Chief Executive Officer on September 27, 2019. The Board appointed Mr. Jerry McLaughlin to serve as the Lead Independent Director effective March 26, 2014. As Chief Executive Officer, Ms. Trombly manages the day-to-day affairs of the Company and, as Lead Independent Director, Mr. McLaughlin leads the Board meetings and leads the Board in overseeing management. On July 22, 2022, Ms. Trombly was appointed to serve as a member of the Board of Directors.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history, at times separating the positions of Chairman and Chief Executive Officer and at times combining the two. The Board believes that the right structure should be informed by the needs and circumstances of our Company, the Board, and our stockholders, and we believe having an independent director lead the Board best serves these interests.

Risk Oversight Management

The Board of Directors takes an active role, as a whole, and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage, and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee or the full Board of Directors. The Board has created in the past and plans to, when necessary in the future, create a Special Transaction Committee to review potential or actual conflicts of interest. Additional review or reporting on enterprise risks is conducted as needed, or as requested by the full Board of Directors, or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives, and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology, and in other areas that are relevant to our activities.

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The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Sonoma and the Board of Directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the Nasdaq Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended the nominees for election included in this Proxy Statement. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Sonoma’s Secretary, or any member of the Committee in writing, and include any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Sonoma’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s Proxy Statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder 80301. Please include your name and address in the written communication and indicate whether you are a stockholder of Sonoma. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer, our Chief Financial Officer and other employees who perform financial or accounting functions. The Code of Business Conduct and Ethics sets forth the basic principles that guide the business conduct of our employees. A current copy of the code is on our website at http://ir.sonomapharma.com/governance-docs.

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We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions on our website to the extent required by applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Insider Trading Policy and Procedures

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees and other covered persons. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.

Director Compensation

The following table sets forth the amounts and the value of other compensation earned or paid to our directors for their service in fiscal year 2024.

Name of Director	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	Total ($)
Jay Birnbaum	55,000	17,088	65,088
Jerry McLaughlin	65,000	17,088	81,088
Philippe Weigerstorfer	47,500	17,088	68,088

(1)	Includes the cash retainer fees earned by each non-employee director in fiscal year 2024.
(2)	Represents the aggregate grant date fair value of option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the applicable fiscal year. The amounts in this column do not represent the actual amounts paid to or realized by our directors during the covered fiscal year.
(3)	Each director was awarded 7,500 options on January 2, 2025 as part of the annual grant. The options have an exercise price of $2.68 per share and vest in three equal tranches on the first, second and third anniversary of the grant date, or upon change of control.

As of March 31, 2025, our independent directors had the following aggregate numbers of granted and outstanding options, respectively: Dr. Birnbaum – 10,029, Mr. Weigerstorfer – 10,001; and Mr. McLaughlin – 10,044.

Narrative to Director Compensation Table

Non-Employee Director Compensation Plan

Pursuant to our non-employee director compensation plan, as amended on December 29, 2022, during the year ended March 31, 2025 each non-employee director is entitled to the following annual retainers:

•	Board Member	$32,500
•	Lead Independent Director	$15,000

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•	Chair of the Audit Committee	$10,000
•	Chair of the Compensation Committee	$7,500
•	Chair of the Nominating and Corporate Governance Committee	$7,500
•	Audit Committee Member (other than Chair)	$7,500
•	Compensation Committee Member (other than Chair)	$7,500
•	Nominating and Corporate Governance Committee Member (other than the Chair)	$7,500

All Audit Committee retainers must be paid in cash. All other retainers may be paid in (i) cash, (ii) options, or (iii) as a stock grant, at the election of each director. We also reimburse our non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings.

In addition to the annual retainers, non-employee directors are also eligible to receive an annual grant of 20,000 options to purchase up to 20,000 shares of common stock. The annual grant is made in or around January of each year together with the employee annual grant. The annual grant was adjusted in January 2025. No annual grant shall be granted to any non-employee director in the same calendar year that such person received his or her initial grant.

Each newly elected or appointed non-employee director will receive our initial grant of 2,500 shares of common stock upon his or her election to the Board of Directors. The initial grant will vest in three equal installments over a period of three years, on the first, second, and third anniversary of the grant.

In the interest of good corporate governance and to further align the interests of members of the Board of Directors with the Company’s stockholders, the Nominating and Corporate Governance Committee of the Board of Directors has adopted stock ownership guidelines for directors. Under these guidelines, if a director exercises a stock option, it is expected that such director would, from such date of option exercise, maintain ownership of at least a number of shares equal to twenty percent of the net value of the shares acquired (after deducting the exercise price and taxes). In the case of shares acquired upon the exercise of a stock option, each director is expected to hold such shares for nine months after termination of his or her service on the Board of Directors.

Executive Compensation

Executive Officers’ Biographies and Qualifications

Below are the biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Sonoma.

Amy Trombly, Chief Executive Officer

Ms. Trombly, age 58, has been our Chief Executive Officer since September 27, 2019. She has counseled public companies for two decades in corporate and securities law and mergers and acquisitions. She owned and managed Trombly Business Law, PC from 2002 to 2022. In her earlier career, Ms. Trombly was a Vice President at State Street Bank and Special Counsel at the U.S. Securities and Exchange Commission.

Education:

•	BS in Finance from Babson College
•	J.D. from Suffolk University Law School
•	Member of the bar in Massachusetts and Colorado

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Special Knowledge, Skills, and Abilities:

Leadership

Ms. Trombly was the owner of Trombly Business Law, P.C. for over 20 years. Prior to that, she served in senior positions at the U.S. Securities and Exchange Commission, State Street Bank, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Extensive Knowledge of the Company’s Business Ms. Trombly has counseled the Company for over 15 years and gained extensive knowledge of our business and operations.
Legal Expertise Ms. Trombly is able to consistently utilize her legal training and experience when making decisions in the best interest of the Company.

Jerry Dvonch, Chief Financial Officer

Mr. Dvonch, age 57, was appointed as our Chief Financial Officer on February 7, 2024, after serving as our Interim Chief Financial Officer since April 7, 2023. He also served as our Chief Financial Officer from September 2020 to November 2022. From March 2017 to August 2020, he was the controller and Senior Vice President of Finance and Accounting of the SpineCenter Atlanta. From March 2016 to April 2016, he was a consultant controller for DS Healthcare Group, Inc. Prior to that he was the director for external reporting and director of finance of NeoGenomics Laboratories from July 2005 to July 2015. He has over 15 years of experience with SEC reporting.

Education:

•	Bachelor of Business Administration in Accounting from Niagara University
•	Master of Business Administration in Finance from University of Rochester
•	Certified Public Accountant in New York

Special Knowledge, Skills, and Abilities:

Leadership Mr. Dvonch has extensive knowledge leading companies for over 20 years in various industries, including at several healthcare companies.
Business Operations Mr. Dvonch has over 25 years of experience in various financial leadership positions.

Financial Expertise

Mr. Dvonch is a licensed Certified Public Accountant and holds a Master’s Degree in Business Administration. His variety of financial experience provides depth and knowledge on a range of financial matters.

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Bruce Thornton, Executive Vice President and Chief Operating Officer, Corporate Secretary

Mr. Thornton, age 61, has served as our Chief Operating Officer since April 2020 and serves as our Corporate Secretary. Mr. Thornton served as our Executive Vice President for International Operations and Sales and General Manager for U.S. operations from March 2004 to April 2020. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Education:

•	BS in Aeronautical Science from Embry-Riddle Aeronautical University
•	MBA from National University

Special Knowledge, Skills, and Abilities:

Business Development

Mr. Thornton has been working for our Company for over 20 years, including in leadership positions and operations. He has an extensive knowledge of our operations, the market for our products, and our vision and goals for the future.

Business Operations

Mr. Thornton has extensive experience managing operations. In addition to serving as our Company’s EVP of International Operations and Manager of Operations for a decade, Mr. Thornton has managed major business operations for other companies in the industry for over 25 years.

Leadership

Mr. Thornton has served both as an executive and high-level manager at our Company for over 15 years and has served in similar roles at other companies in the medical device sector. He oversaw our Petaluma facility closure and has taken on leadership roles in our Company during management transitions. He also served in the U.S. Army.

Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2025, or fiscal year 2025. For fiscal year 2025, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Amy Trombly, Chief Executive Officer;
•	Jerry Dvonch, Chief Financial Officer; and
•	Bruce Thornton, Executive Vice President and Chief Operating Officer.

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

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Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regard to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies, and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of setting performance targets under the executive bonus plan, reviewing their performance, and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled Board and committee meetings. The Compensation Committee administers our 2016 Equity Incentive Plan and our 2024 Equity Incentive Plan and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at http://ir.sonomapharma.com/governance-docs.

Compensation Philosophy and Objectives

Our compensation philosophy for our Named Executive Officers is the same as for all our employees and is governed by the following principles. The Compensation Committee’s compensation objectives are to:

•	attract and retain highly qualified individuals with a demonstrated record of achievement;
•	reward past performance;
•	provide appropriate incentives for future performance; and
•	align the interests of our executive officers with the interests of the stockholders.

To achieve this, we currently offer a competitive total compensation package consisting of: base salary; annual equity program; annual performance bonuses; and employee benefits, including group life insurance, health and dental care insurance; and certain other perquisites.

The Compensation Committee considers, with respect to each of our executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable) to determine final compensation. The Compensation Committee’s overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides the executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on our financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash and currently does not operate at a profit, overall compensation traditionally has been weighted more heavily toward equity-based compensation. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

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Compensation Structure

Our executive compensation program consists of the following forms of compensation:

•	Base Salary;
•	Annual Equity Program;
•	Annual Performance Bonus; and
•	Employee Benefit Program.

1. Base Salary: The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers. The Compensation Committee believes base salaries should be at the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

•	individual performance of the executive, as well as overall performance, during the prior year;
•	level of responsibility, including breadth, scope and complexity of the position;
•	level of experience and expertise of the executive;
•	internal review of the executive’s compensation relative to other executives to ensure internal equity; and
•	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of each executive officer’s individual performance, the Company’s performance, and compensation levels at peer companies in our industry, as well as changes in job responsibilities or promotion.

2. Annual Equity Program: As an additional component of our compensation program, the Compensation Committee may grant to our executive officers’ equity compensation in the form of stock options, restricted stock units, or shares of common stock with or without vesting schedule. The goal of the annual equity program is to align the interests of our executive officers with those of our stockholders, especially in the long-term. The stock options are designed to create an incentive for the executive officers to maximize stockholder value and to remain employed with the Company despite a competitive labor market.

Equity may be granted once annually to existing employees, including executive officers, and upon a new hire or promotion, and could be subject to vesting over time, qualified on the individual’s continued employment. The target date to issue equity is at the beginning of a new calendar year. The exercise price of the stock options will equal the closing price of our common stock published by Nasdaq on the date of the grant and the term of the options will be 10 years from the date of the grant. The Compensation Committee will review the annual equity program annually.

The Compensation Committee has sole discretion with respect to the tax treatment for equity awards and may decide, among others, to facilitate the sale of a sufficient number of the granted shares to cover taxes, or to require employees to be responsible for their own taxes.

3. Performance Bonus Plan: Our performance bonus plan is described in further detail below in the section entitled “Annual Performance Bonus Plan.”

4. Employee Benefit Program: Executive officers are eligible to participate in all of our available employee benefit plans, including medical, dental, vision, group life, disability, and tax-qualified retirement savings plans, such as 401(k), in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which the Compensation Committee believes to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain workforce in a competitive marketplace. Health, welfare, and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

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We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executive officers.

Summary Executive Compensation Table for the Fiscal Years Ended March 31, 2025 and 2024

The following table sets forth, for the fiscal years ended March 31, 2025 and 2024, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer; (ii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2025; and (iii) up to two individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($) (1)	All Other Compensation (2) ($)	Total ($)
Amy Trombly Chief Executive Officer	2025	325,000	162,500	37,732 (3)	--	71,844	597,075
	2024	325,000	162,500	109,053 (4)	(5) 8,672	121,318	726,543
Jerry Dvonch Chief Financial Officer(6)	2025	240,000	17,753	37,732 (3)	--	62,042	357,527
	2024	60,000	-	30,000 (7)	(5) 8,672	208,786	307,458
Bruce Thornton Executive Vice President and Chief Operating Officer	2025	260,800	163,980	37,732 (3)	--	69,857	532,369
	2024	255,400	150,000	(4) 109,053	(5) 8,672	135,443	658,568

(1)	Represents the aggregate grant date fair value of stock or option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the applicable fiscal year. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2025 and 2024.
(2)	The following table provides the details for the amounts reported for FY 2025 and FY 2024 for each Named Executive Officer:

Name	Fiscal Year Ended March 31,	Personal Use of Company Car or Car Allowance ($)	Matching 401k Contribution ($)	Premium for Life, Health, Dental and Vision Insurance ($)	Consulting Fees ($)	Health and Welfare Benefits Continuation ($)	Tax Gross-Ups ($)
Amy Trombly	2025	--	13,800	43,932	--	--	14,111
	2024	--	13,450	39,283	--	--	68,585
Jerry Dvonch	2025	--	10,310	46,731	--	--	5,000
	2024	--	2,400	10,542	186,450	9,394	--
Bruce Thornton	2025	--	13,800	38,393	--	--	17,664
	2024	5,850	13,392	35,325	--	--	80,876

(3)	On June 20, 2024, we granted 2,679 Restricted Stock Units to each of Ms. Trombly, Mr. Dvonch and Mr. Thornton, which vested on the grant date. On January 2, 2025, we granted 10,000 Restricted Stock Units to each of Ms. Trombly, Mr. Dvonch and Mr. Thornton, which vest on the third anniversary of the grant date, or upon change of control

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(4)	The Compensation Committee of the Board of Directors approved an equity award of 5,000 shares of the Company’s common stock to each of Ms. Trombly and Mr. Thornton, issued on June 30, 2023, at a valuation based on the five day weighted trailing average of the Company’s stock price on the day of grant. In addition, the Compensation Committee also approved a one-time cash payment by the Company as reimbursement for estimated taxes payable with respect to such equity awards.
(5)	Annual grant of stock options with an exercise price of $0.18 per share, dated December 29, 2023 for services in fiscal year 2023: 40,000 options each for Amy Trombly and Bruce Thornton. The December 29, 2023 options vest one-third each on December 29, 2024, December 29, 2025, and December 29, 2026.
(6)	Mr. Dvonch served as our interim Chief Financial Officer from April 7, 2023 to February 7, 2024, and currently serves as our Chief Financial Officer. From April 7, 2023 to December 17, 2023, Mr. Dvonch served as our interim Chief Financial Officer pursuant to a consulting agreement. On December 18, 2023, he was converted to a full-time employee and on February 7, 2024 was appointed Chief Financial Officer.
(7)	On April 7, 2023, we granted Mr. Dvonch $30,000 in restricted common stock vesting in two equal tranches on July 15, 2023 and August 15, 2023. The value of the stock was determined using a five day weighted trailing average on the day of grant.

Employment Agreements and Potential Payments upon Termination

Employment Agreement with Ms. Trombly

Effective June 16, 2023, we entered into an amended and restated employment agreement with our Chief Executive Officer, Amy Trombly.

We agreed to pay Ms. Trombly a base salary of $325,000 per annum, subject to increase by the Board, and to provide our standard medical, dental and vacation benefits. Ms. Trombly will be eligible for a target bonus of up to 50% of her base salary per year upon the completion of certain agreed-upon goals based on the sole discretion of the Compensation Committee, and may earn 120% of the target bonus per year for exceeding goals, in the discretion of the Compensation Committee. She is also eligible for annual equity grants in the sole discretion of the Compensation Committee.

On June 12, 2025, the Compensation Committee of the Board of Directors increased Ms. Trombly’s base salary to $375,000. All other terms of the employment agreement remain in effect.

The employment agreement provides Ms. Trombly with certain separation benefits in the event of termination without cause, for good reason or change of control, as such terms are defined in the employment agreement. In the event Ms. Trombly is terminated without cause, or for good reason or upon change of control, she is entitled to:

•	a lump sum severance payment equal to one time her base salary, or, in the event of termination upon change of control either without cause or for good reason, a lump sum severance equal to one and a half times her base salary;
•	upon termination without cause or for good reason a pro-rata bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion, and one and a half times her target annual bonus upon termination upon change of control. The amount, form and payment schedule of such bonus shall be determined by the Compensation Committee.
•	automatic vesting of all unvested time-based options and equity awards;
•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied, such determination to be in the sole discretion of the Compensation Committee or the Board, as the case may be; and
•	reimbursement for health care premiums under COBRA until the earliest of: (i) six or twelve months following the date of termination depending on the reason for termination; (ii) the date she is no longer eligible to receive COBRA continuation coverage; or (iii) until she becomes eligible for medical insurance coverage provided by another employer.

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Either party may terminate the employment agreement for any reason upon at least 60 days prior written notice. Upon termination for any reason, all vested equity awards will remain exercisable for 18 months following the termination. Receipt of the termination benefits described above is contingent on executing a general release of claims against our Company, resignation from any and all directorships and every other position held by the executive with our Company or any of our subsidiaries, and return of all Company property. In addition, Ms. Trombly will be required to comply with the confidentiality, non-compete, anti-solicitation and non-disparagement provisions of the employment agreement during the term of employment and for two years following termination.

Employment Agreement with Mr. Bruce Thornton

Effective June 16, 2023, we entered into an amended and restated employment agreement with Bruce Thornton. Under the new agreement, Mr. Thornton serves as Executive Vice President and Chief Operating Officer of the Company. The terms of the employment agreement provide for an annual salary of $260,800 for Mr. Thornton. Mr. Thornton also receives certain benefits, such as participation in our health and welfare plans, vacation and reimbursement of expenses and a car allowance. Mr. Thornton will be eligible for a target bonus of up to 50% of his base salary per year upon the completion of certain agreed-upon goals based on the sole discretion of the Compensation Committee, and may earn 120% of the target bonus per year for exceeding goals, in the discretion of the Compensation Committee. He is also eligible for annual equity grants in the sole discretion of the Compensation Committee.

On June 12, 2025, the Compensation Committee of the Board of Directors increased Mr. Thornton’s base salary to $300,000. All other terms of the employment agreement remain in effect.

The employment agreement provides Mr. Thornton with certain separation benefits in the event of termination without cause, for good reason or upon change of control, as such terms are defined in the employment agreement. In the event Mr. Thornton is terminated without cause, for good reason or upon a change of control, he is entitled to:

•	a lump sum severance payment equal to one time his base salary, or, in the event of termination upon change of control either without cause or for good reason, a lump sum severance equal to one and a half times his base salary;
•	in the event of termination without cause or for good reason, a pro-rata bonus, upon determination by the Corporation’s Board of Directors or Compensation Committee, as appropriate, to be made in its sole discretion as to whether to grant a bonus, and if such bonus is granted, the amount, form and payment schedule;
•	in the event of termination upon change of control, one and a half times his target annual bonus;
•	automatic vesting of all unvested time-based options and equity awards and exercisability of awards for the remainder of their respective terms;
•	vesting of performance-based equity compensation awards in accordance with the terms of the awards, if the performance goals are satisfied, such determination to be in the sole discretion of the Compensation Committee or the Board, as the case may be; and
•	reimbursement for health care premiums under COBRA until the earliest of: (i) one year following the date of termination; (ii) the date he is no longer eligible to receive COBRA continuation coverage; or (iii) until he becomes eligible for medical insurance coverage provided by another employer.

Either party may terminate the employment agreement for any reason upon at least 60 days prior written notice. Receipt of the termination benefits described above is contingent on executing a general release of claims against our Company, resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and return of all Company property. In addition, Mr. Thornton is not entitled to such benefits if he does not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality, non-solicitation and non-disparagement provisions of the employment agreement, during and for two years after his termination.

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Employment Arrangement with Mr. Jerome Dvonch

Effective February 7, 2024, our Board of Directors appointed Jerome Dvonch as our Chief Financial Officer. We agreed to pay Mr. Dvonch a base salary of $240,000 per year. Mr. Dvonch is eligible for a bonus up to 50% of his annual salary, prorated the first year based on a fiscal year end of March 31 and dependent upon meeting specified performance goals. He is also eligible for equity grants within the normal employee equity programs and for benefits, such as vacation, and our medical, dental, vision and retirement plans.

Potential Payments upon Termination

The table below was prepared as though each of our Named Executive Officers had been terminated on March 31, 2024, the last day of our last completed fiscal year, without cause, or upon change of control, or resigned for good reason, as these terms are defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. In addition to salary and benefits, the Compensation Committee or the Board of Directors may also award a discretionary bonus, the amount, type and payment of which is at the sole discretion of the Committee or Board. All such payments and benefits would be provided by us. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation upon Termination without Cause ($)	Salary Continuation upon Termination upon Change of Control ($)	Bonus Payment upon Termination upon Change of Control ($)	Health and Welfare Benefits Continuation ($) (1)
Amy Trombly	325,000	487,500	243,750	43,932 (2)
Bruce Thornton	260,800	391,200	195,600	38,393 (3)

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for twelve months.
(2)	On June 16, 2023, we entered into an employment agreement with Ms. Trombly pursuant to which she is entitled to six- and twelve months’ base salary severance and six or twelve months of COBRA insurance premium reimbursements for termination without cause or upon change of control, respectively and certain additional benefits as described in more detail in the section “Employment Agreement with Ms. Amy Trombly.”
(3)	On June 16, 2023, we entered into an employment agreement with Mr. Thornton pursuant to which he is entitled to twelve months’ base salary severance and twelve months of COBRA insurance premium reimbursements for termination without cause or upon change of control, respectively and certain additional benefits as described in more detail in the section “Employment Agreement with Mr. Bruce Thornton.”

Annual Performance Bonus Plan

Pursuant to our annual bonus plan, our executive officers, including our Named Executive Officers, have the potential to earn an annual bonus based on the individual’s contribution to our Company’s target goals and milestones. The performance bonus plan is designed to reward long and short-term performance of our executive officers. The Executive will be eligible for a target bonus of up to 50% of his or her base salary per year upon the completion of certain agreed-upon goals based on the sole discretion of the Compensation Committee, and may earn 120% of the target bonus per year for exceeding goals, in the sole discretion of the Compensation Committee.

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The Compensation Committee establishes specific target goals and milestones for each executive officer to reward performance and individual and collective contribution to our performance. At its sole discretion, the Compensation Committee will determine whether to pay out the bonus, as earned, after the end of the fiscal year in cash, shares of stock, restricted stock units, stock options, or a combination thereof. For the avoidance of doubt, the Compensation Committee may determine that no bonus is payable to any or all executive officers. All decisions of the Compensation Committee are final.

The Compensation Committee will evaluate the performance of our executive officers against the corporate goals and objectives contained in the performance bonus plan after completion of each fiscal year and receipt of audited financial results of operations, on such date as determined by the Compensation Committee (except as otherwise expressly provided herein).

The Compensation Committee will review and consider changes and, if appropriate, make changes to the performance bonus plan for the following fiscal year during or at the end of each fiscal year and any other fiscal year for which the Compensation Committee resolves to extend the plan. The Compensation Committee shall have absolute sole discretion to amend the plan at any time.

The Compensation Committee is empowered to make additional awards to executive officers in its sole discretion. Any other awards to executive officers that may be made under the performance bonus plan may be made in the form of cash, restricted stock units, stock options or stock, or a combination thereof as determined solely by the Compensation Committee.

In determining whether stock awards shall be made, the Compensation Committee will take into consideration the shares available for grant under our Stock Incentive Plans, our contractual obligations to grant options, and whether it is appropriate to grant additional awards to attract or retain talented officers, other employees, or consultants. In no event shall the number of options, units, or stock granted exceed the number of shares authorized and available for awards to be made under our Stock Incentive Plans plus the known contractual obligations to grant options in the next one-year period. Options, units, or stock will be granted in compliance with all applicable securities laws.

The performance bonus plan does not intend to adjust the executive officers’ base salary. To be eligible to receive an award or payment of a bonus, including vesting of stock, units, or options, under the plan, each executive officer must remain employed and in good standing with the Company as further described in our Stock Incentive Plans.

Fiscal Year 2024 Bonus Awards for Named Executive Officers

On June 16, 2023, the Compensation Committee approved bonus awards for our Named Executive Officers. The Committee determined that Ms. Trombly and Mr. Thornton each contributed to the overall performance of the Company, including in connection with closing our facility in Georgia and consolidating operations to Boulder, Colorado, strengthening the Company’s finances, building distributor partnerships and certain other achievements. The Committee awarded the following cash bonuses:

•	Amy Trombly: $162,500, or 50% of annual base salary;
•	Bruce Thornton: $150,000, or 60% of annual base salary.

On June 16, 2023, the Compensation Committee also approved an equity award of 5,000 shares of the Company’s common stock to each of Ms. Trombly and Mr. Thornton, issued on June 30, 2023, at a valuation based on the five-day weighted trailing average of the Company’s stock price on the day of grant. In addition, the Compensation Committee approved a one-time cash payment by the Company as reimbursement for estimated taxes payable with respect to such equity awards.

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Fiscal Year 2025 Bonus Awards for Named Executive Officers

On June 14, 2024, the Compensation Committee approved bonus awards for our Named Executive Officers. The Committee determined that Ms. Trombly, Mr. Dvonch and Mr. Thornton each contributed to the overall performance of the Company, including strengthening the Company’s finances, building distributor partnerships and certain other achievements. The Committee awarded the following cash bonuses:

•	Amy Trombly: $162,500, or 50% of annual base salary;
•	Jerry Dvonch: $17,753.42, or 50% of annual base salary prorated from February 7, 2024; and
•	Bruce Thornton: $156,480, or 60% of annual base salary.

On June 14, 2024, the Compensation Committee also approved an equity award of 2,679 Restricted Stock Units to each of Ms. Trombly, Mr. Dvonch and Mr. Thornton, to be issued on June 20, 2024, at a valuation based on the five day weighted-average stock price prior to the date of grant. In addition, the Compensation Committee approved a one-time cash payment by the Company as reimbursement for estimated taxes payable with respect to such equity awards.

Fiscal Year 2026 Bonus Awards for Named Executive Officers

On June 12, 2025, the Compensation Committee approved bonus awards for our Named Executive Officers. The Committee determined that Ms. Trombly, Mr. Dvonch and Mr. Thornton each contributed to the overall performance of the Company, including strengthening the Company’s finances, building distributor partnerships and certain other achievements. The Committee awarded the following cash bonuses:

•	Amy Trombly: $195,000, or 60% of annual base salary;
•	Jerry Dvonch: $60,000, or 25% of annual base salary; and
•	Bruce Thornton: $156,480, or 60% of annual base salary.

Also on June 12, 2025, the Compensation Committee increased Ms. Trombly’s annual base salary to $375,000 and increased Mr. Thornton’s base salary to $300,000. All other terms of the employment agreement remain in effect. As of the date of this filing, no changes have been made to the annual performance bonus plan for fiscal year 2026.

Also on June 12, 2025, the Compensation Committee also approved an equity award of 13,500 Restricted Stock Units to each of Ms. Trombly, Mr. Dvonch and Mr. Thornton, to be issued on June 19, 2025, vesting on the third anniversary of the grant date or upon change of control, or as otherwise provided in their employment agreements. In addition, the Compensation Committee approved a one-time cash payment by the Company as reimbursement for estimated taxes payable with respect to such equity awards.

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Outstanding Equity Awards

The following table shows grants of equity awards outstanding on March 31, 2025, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table. All share numbers and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016, a 1-for-9 reverse stock split, effective June 19, 2019, and a 1-for-20 reverse stock split, effective August 29, 2024.

Name	Option Awards					Equity Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Amy Trombly	675	0	-	87.20	12/31/2029	10,000 (2)	21,900	-	-
	119	0	-	91.00	1/2/2030	-	-	-	-
	1,390	0	-	160.60	1/7/2031	-	-	-	-
	1,501	0	-	92.00	1/14/2032	-	-	-	-
	1,333	667 (3)	-	21.60	12/29/2032	-	-	-	-
	1,000	2,000 (4)		3.60	12/29/2033	-	-	-	-
Jerry Dvonch	1,390	0	-	160.60	1/7/2031	10,000 (2)	21,900	-	-
	1,501	0	-	4.60	1/14/2032	-	-	-	-
	1,000	2,000 (4)		3.60	12/29/2033	-	-	-	-
Bruce Thornton	55	0	-	1,044.00	8/21/2025	10,000 (2)	21,900	-	-
	95	0	-	1,238.40	4/11/2027	-	-	-	-
	650	0	-	87.20	12/31/2029	-	-	-	-
	1,390	0	-	160.60	1/7/2031	-	-	-	-
	1,501	0	-	92.00	1/14/2032	-	-	-	-
	1,333	667 (3)	-	21.60	12/29/2032	-	-	-	-
	1,000	2,000 (4)	-	3.60	12/29/2033	-	-	-	-

(1)	Based on the closing stock price on the Nasdaq Capital Market on the last trading day of the most recently completed fiscal year.
(2)	Restricted Stock Units vest on January 2, 2028, or upon change of control.
(3)	Options expiring December 29, 2032, vest one third each on December 29, 2023, December 29, 2024 and December 29, 2025, or upon change of control.
(4)	Options expiring December 29, 2033, vest one third each on December 29, 2024, December 29, 2025 and December 29, 2026, or upon change of control.

Narrative to Outstanding Equity Awards Table

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $29,242 and $31,267 for the years ended March 31, 2024 and 2023, respectively.

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Proposal No. 2 – Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote to approve the compensation on our Named Executive Officers for the fiscal year ended March 31, 2025, as discussed in the section entitled “Executive Compensation” in this Proxy Statement. While this vote is non-binding, we value the opinions of our stockholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to endorse the executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2025.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2025.

As discussed under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and is competitive with those of other companies in our industry;

•	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

Your Board of Directors recommends that stockholders vote FOR, in a non-binding vote, the following resolution:

“RESOLVED, the stockholders of Sonoma Pharmaceuticals, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in the Proxy Statement.”

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Audit Matters

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at http://ir.sonomapharma.com/governance.cfm. All members of the Audit Committee meet the independence standards established by the Nasdaq Listing Rules. Mr. McLaughlin, the Chair of the Audit Committee, meets the SEC standard for “audit committee financial expert.”

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Sonoma’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2024 Annual Report with Sonoma’s management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required to be discussed by the applicable requirements of the PCAOB, or the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Sonoma and its management.

The Audit Committee has discussed with Sonoma’s independent registered public accounting firm, with and without management present, their evaluations of Sonoma’s internal control over financial reporting and the overall quality of Sonoma’s financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Sonoma’s Annual Report on Form 10-K for the year ended March 31, 2025, for filing with the SEC. The Audit Committee has appointed Frazier & Deeter, LLC to serve as Sonoma’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

Audit Committee

Jerry McLaughlin, Chair

Jay Birnbaum

Philippe Weigerstorfer

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Proposal No. 3 – Ratification of the Appointment of Frazier & Deeter, LLC

The Audit Committee has appointed Frazier & Deeter, LLC as our independent registered public accounting firm for the fiscal year ending March 31, 2025. The Audit Committee appointed Frazier & Deeter, LLC as our independent registered accounting firm for fiscal year ended March 31, 2024, and such appointment was ratified by our stockholders at our 2023 Annual Meeting on September 28, 2023. We do not expect representatives from Frazier & Deeter, LLC to be present at the 2024 Annual Meeting. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Frazier & Deeter, LLC to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Frazier & Deeter, LLC has audited our financial statements since July 5, 2021. Aggregate fees for professional services provided to us by Frazier & Deeter, LLC for the years ended March 31, 2024 and 2023, were as follows:

	Years Ended March 31,
	2025	2024
Audit Fees	$269,082	$327,033
Audit-Related Fees	60,500	35,000
Tax Fees	-	20,242
All Other Fees	-	-
Total	$329,582	$382,275

Audit fees. The aggregate fees billed for the years ended March 31, 2025 and 2024, for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements, the review of our quarterly financial information filed on Form 10-Q, and the review of our registration statements.

Audit-related fees. Audit-Related Fees means the aggregate fees paid and payable for the last fiscal year for assurance and related services by the issuer's external auditor that are reasonably related to the performance of the audit or review of the issuer's financial statements and are not reported above.

Tax fees. Tax fees for the year ended March 31, 2025 were principally for services related to tax compliance and tax planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2024 were pre-approved. During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

Required Vote

Ratification of the appointment of Frazier & Deeter, LLC requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of Frazier & Deeter, LLC as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

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Proposal No. 4 – Adjournment to Solicit Additional Proxies

A proposal will be submitted to the stockholders at the Annual Meeting to approve the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of establishing a quorum or soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this proposal.

Your Board of Directors recommends a vote FOR the approval of the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our Named Executive Officers, or NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2025, 2024 and 2023. Note that for our Named Executive Officers other than our principal executive officer, compensation is reported as an average.

Year	Summary Compensation Table Total for PEO($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(5)	Net Loss (in thousands) ($)(6)
2025	597,075	553,871	444,948	406,176	$2.73	3,457
2024	726,543	697,361	483,063	468,238	$4.15	4,835
2023	559,939	509,832	299,230	239,760	$24.35	5,151

(1)	During fiscal years 2025, 2024 and 2023 the principal executive officer, or PEO, was Amy Trombly. During fiscal year 2023, the non-PEO NEOs were Mr. Dvonch, Mr. Thornton and Chad White, our former Chief Financial Officer. Mr. White served as our Interim Chief Financial Officer from October 3, 2022 to November 18, 2022 and as our Chief Financial Officer from November 18, 2022 to April 7, 2023. Mr. Dvonch served as our Chief Financial Officer from September 8, 2020 to November 18, 2022, as our Interim Chief Financial Officer from April 7, 2023 to February 7, 2024, and currently serves as our Chief Financial Officer. uring fiscal year 2024 and 2025, the non-PEO NEOs were Mr. Dvonch and Mr. Thornton.

(2)	The dollar amounts reported are the amounts of total compensation reported for Ms. Trombly and the average total compensation reported for Non-PEO Named Executive Officers for the applicable fiscal year in the “Total” column of the Summary Compensation Table (SCT).
(3)	The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

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	2025	2024	2023
SCT Total for PEO	$597,075	$726,543	$559,939
Less: Amount reported under the “Stock Awards” and “Option Awards” columns in the SCT	$37,732	$117,725	$35,751
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$(4,900)	$8,202	$33,414
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(12,416)	$(26,706)	$(19,190)
Add: Fair value as of vest date of awards granted and vested in the fiscal year	$10,932	$109,053	$–
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$912	$(2,006)	$(28,580)
Less: Forfeitures during fiscal year equal to prior fiscal year-end value	$–	$–	$–
Total Adjustments	$(43,204)	$(29,182)	$(50,107)
Compensation Actually Paid to PEO	$553,871	$697,361	$509,832

(4)	The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K:

	2025	2024	2023
Average SCT Total for Non-PEO NEOs	$444,948	$483,063	$299,230
Less: Amount reported under the “Stock Awards” and “Option Awards” columns in the SCT	$37,732	$78,199	$26,900
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$(4,900)	$8,202	$15,138
Add: Fair value as of vest date of awards granted and vested in the fiscal year	$10,932	$69,527	$–
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(7,074)	$(13,352)	$(12,794)
Less: Forfeitures during fiscal year equal to prior fiscal year-end value	$–	$–	$–
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$3	$(1,003)	$(34,914)
Total Adjustments	$(38,772)	$(14,825)	$(59,470)
Average Compensation Actually Paid to Non-PEO NEOs*	$406,176	$468,238	$239,760

(5)	The amounts reported represent the measurement period value of an investment of $100 in our stock on March 31, 2022 (the last trading day before the 2022 fiscal year), and then valued again on each of March 31, 2023 (the last trading day of the 2023 fiscal year), March 28, 2024 (the last trading day of the 2024 fiscal year), and March 28, 2025 (the last trading day of the 2025 fiscal year) based on the closing price per share of the Company’s common stock as of such dates and assuming the reinvestment of dividends.

(6)	The amounts reported represent net loss for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.
(7)	Net Loss: The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

* The valuation assumptions for stock option awards included in Compensation Actually Paid are: (i) the expected life of each stock option, which is determined using the “simplified method” and which takes into account the average of the remaining vesting period and remaining term as of the vest or fiscal year end date; (ii) the exercise price and the asset price, which are based on the closing price of our Common Stock traded on the Nasdaq on the vest and fiscal year end date, respectively; (iii) the risk-free rate, which is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest or fiscal year end date; (iv) historical volatility, which is based on the daily price history for our Common stock for each expected life period prior to each vest or fiscal year end date; and (v) the annual dividend yield, which was zero.

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Relationship Between Compensation Actually Paid Amounts and Performance Measures

The charts below show, for the past three years, the relationship of the PEO and the other non-PEO NEOs compensation “actually paid” and (i) the Company’s Total Shareholder Return (TSR) and (ii) the Company’s net loss. While the Compensation Committee makes executive compensation decisions in consideration of a variety of factors, including corporate and individual performance, the decisions of the Compensation Committee and Board of Directors in 2025, 2024 and 2023 were made independently of these disclosure requirements.

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Share Ownership

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing information about our equity compensation plans as of March 31, 2025. All share numbers and per share data have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016, a 1-for-9 reverse stock split, effective June 19, 2019, and a 1-for-20 reverse stock split, effective August 29, 2024.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2006 Plan	0	--	0
2011 Plan	3,998	294.25	0
2016 Plan	38,942	30.62	9,670
2021 Plan	30,141	26.32	0
2024 Plan	45,000	--	5,000
Equity compensation plans not approved by security holders	--	--	--
Total	118,081		14,670

Our Sonoma Pharmaceuticals, Inc. Amended and Restated 2006 Stock Incentive Plan expired according to its terms on August 25, 2016. No further grants will be made under the 2006 Stock Incentive Plan. Options issued under the expired 2006 Stock Incentive Plan remain in effect according to the terms set on the day each option was issued.

Our Sonoma Pharmaceuticals, Inc. 2011 Stock Incentive Plan expired according to its terms. No further grants will be made under the 2011 Equity Incentive Plan. Options issued under the expired 2006 Stock Incentive Plan remain in effect according to the terms set on the day each option was issued.

Our Sonoma Pharmaceuticals, Inc. 2016, 2021 and 2024 Equity Incentive Plans were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of June 21, 2024, as to shares of our common stock beneficially owned by: (1) stockholders known to us who own more than 5%, (2) each of our Named Executive Officers listed in the Summary Compensation Table, (3) each of our current directors, and (4) all of our directors and executive officers as a group.

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We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. All share numbers have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016, a 1-for-9 reverse stock split, effective June 19, 2019, and a 1-for-20 reverse stock split, effective August 29, 2024.

Officers and Directors

Name and address of beneficial owner (1)	Nature of beneficial ownership	Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
		Shares Owned	Shares – Includes all Rights to Acquire (2)	Total
Amy Trombly (4)	Chief Executive Officer	7,679	6,018	13,697	1.0%
Jerry Dvonch (5)	Chief Financial Officer	4,229	3,891	8,120	*
Bruce Thornton (7)	Executive Vice President and Chief Operating Officer	7,720	6,024	13,744	1.0%
Jerry McLaughlin (8)	Lead Independent Director	270	2,198	2,468	*
Philippe Weigerstorfer (9)	Director	--	2,293	2,293	*
Jay Birnbaum (10)	Director	286	2,188	2,474	*
All directors and executive officers as a group (6 persons)		403,745	20,184	22,612	42,796

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, CO 80301.
(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable within 60 days.
(3)	We had total shares of common stock issued and outstanding of 1,642,765 on July 8, 2025.
(4)	Ms. Trombly has been our Chief Executive Officer since September 27, 2019. She beneficially owns 7,679 shares of common stock and 6,018 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(5)	Mr. Dvonch served as our Chief Financial Officer from September 8, 2020 to November 18, 2022, as our Interim Chief Financial Officer from April 7, 2023 to February 7, 2024, and currently serves as our Chief Financial Officer. He beneficially owns 4,229 shares of common stock, and 3,891 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(7)	Mr. Thornton is our Executive Vice President and Chief Operating Officer. He beneficially owns 7,720 shares of common stock and 6,024 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(8)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 270 shares of common stock and 2,198 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(9)	Mr. Weigerstorfer is a member of our Board of Directors. He beneficially owns 125 shares of common stock, yet to be issued and 2,168 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 286 shares of common stock and 2,188 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.

As of March 31, 2025, there are no arrangements among our beneficial owners, known to management, which may result in a change of control of our Company.

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Clawback Policy

Pursuant to Nasdaq listing requirements, we have adopted a policy providing for the recovery of erroneously awarded incentive-based compensation received by our executive officers or the executive officers of one of our subsidiaries during an applicable recovery period (the “Clawback Policy”). Under the Clawback Policy, in the event that financial results upon which a cash or equity-based incentive award was based becomes the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the Clawback Policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate award reflects the financial results as restated. The Clawback Policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to covered executive officers during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Timing of Equity Awards

While we have no set policy or practice regarding the timing of stock option awards or similar instruments in relation to the disclosure of material nonpublic information, we do not time the release of material information to affect the value of stock options. In general, the timing of stock option awards is dictated by the event or circumstance giving rise to the award and the schedules of the directors responsible for approving the award. In fiscal year 2025, options were not issued to our named executive officers during the period beginning four business days before and ending one business day after the filing of a Form 10-Q, Form 10-K or Form 8-K that discloses material nonpublic information. If, in the future, a stock option grant is made at a time that material nonpublic information exists, the directors approving the award would be responsible for considering the anticipated effect of that information on our stock price and would take such effect into account when sizing and pricing the award.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended March 31, 2024, no person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year.

Forward-Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Annual Report on Form 10-K available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, and similar matters are forward looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

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General Information

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

There are no stockholder proposals for the 2025 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the proxy and Annual Meeting, please refer to the information below.

How do I submit a Stockholder Proposal to be

Included in the Proxy Statement?

You must submit your proposal to our Secretary no later than 120 calendar days before the anniversary of our 2025 Annual Proxy Statement publication. This is to comply with Rule 14a-8 under the 1934 Act.

Who Presents the Proposal at the Meeting?

The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the Annual Meeting of Stockholders to present the proposal.

What if the date of the 2025 Annual Meeting is significantly different?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

       •     90 days prior to the Annual Meeting, or

       •     7 days following the first public announcement of the Annual Meeting date.

How Should I Send my Proposal?

Please send your proposal to our Secretary at:

Sonoma Pharmaceuticals, Inc.
5445 Conestoga Court, Suite 150
Boulder, Colorado 80301

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the stockholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the stockholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

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“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in August of each year, by notifying us in writing at: Secretary, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Boulder, Colorado 80301, or by contacting us at (800) 759-9305. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (800) 759-9305, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters

Your Board of Directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the 2024 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Bruce Thornton

Executive Vice President, Chief Operating Officer and Corporate Secretary

Boulder, Colorado

July 11, 2025

Our 2025 Annual Report on Form 10-K as filed with the SEC on June 17, 2025, including the financial statements, are available at www.envisionreports.com/SNOA and our Company website at www.ir.sonomapharma.com/financial-information. We will provide copies of our Proxy Statement and our 2025 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2025 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301. The request must include a representation by the stockholder that as of July 8, 2025, the stockholder was entitled to vote at the 2025 Annual Meeting.

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Thank you for being a shareowner of

Sonoma Pharmaceuticals, Inc.

Learn more at http://sonomapharma.com

Our 2025 Proxy Statement	Our 2025 Annual Report	Our Company Website	Our Nasdaq Listing

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Appendix A

Proxy Card

Sonoma PHARMACEUTICALS™ VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 am, MDT, on August 27, 2025.

Online
Go to www.envisionreports.com/SNOA or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SNOA

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold
01 - Jay Birnbaum	☐	☐

+

To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

1 3 B V 6 5 9 3 6 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

04699A

A-1

A-2